EXHIBIT 99.1

REVOCABLE PROXY

RENASANT BANCSHARES, INC.

☒	PLEASE MARK VOTE

AS IN THIS EXAMPLE

SPECIAL MEETING OF STOCKHOLDERS

                    , 2004

The undersigned hereby appoints Greg Hadaway and Carol Russell, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of common stock, $1.00 par value per share, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Renasant Bancshares, Inc. to be held on             ,                     , 2004 at 5:30 p.m., Central time, at the principal office of Renasant Bancshares, Inc., 2177 Germantown Road South, Germantown, Tennessee 38138, and at any and all adjournments thereof. The proxies are authorized to vote all shares of common stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

1.	The proposal to approve and adopt (a) the Agreement and Plan of Merger dated as of February 17, 2004 by and among Renasant Bancshares, Inc., The Peoples Holding Company and Peoples Merger Corporation, pursuant to which Renasant Bancshares, Inc., upon satisfaction of certain conditions, will merge into Peoples Merger Corporation, with Peoples Merger Corporation surviving the merger as a wholly-owned subsidiary of The Peoples Holding Company, (b) the related plan of merger and (c) the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To transact such other business as may properly come before the special meeting or any adjournments thereof.

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 1.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL NO. 1 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please be sure to date and sign this Proxy in the box below.

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Stockholder sign above         Co-holder (if any) sign above                 Date

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Detach above card, date, sign and mail in postage paid envelope provided.

RENASANT BANCSHARES, INC.

Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign. When signing in a representative capacity, please give full title.

PLEASE ACT PROMPTLY

DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.